Exhibit 99.1

The Trade Desk Reports First Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--May 7, 2020--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its first quarter ended March 31, 2020.

“Despite the Covid-19 pandemic, our team delivered a strong March quarter. We delivered 33% year-over year revenue growth and strong EBITDA margins. We generated robust cash flow in the quarter and ended March with a strong cash position and balance sheet. This financial discipline allows us to continue to invest in our platform,” said Founder and CEO of The Trade Desk, Jeff Green. “This will be key as the world’s leading brands and agencies look to leverage advertising to gain share as we emerge from this current environment. While the timing is unpredictable right now, we can be certain that advertisers will increasingly value measurability in their campaigns, and that they’ll use data-driven strategies to drive precision and value across all channels. And nowhere will this be more apparent than the accelerated shift from linear to connected TV.”

First Quarter 2020 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters ended March 31, 2020 and 2019 ($ in millions, except per share amounts):

	Three Months Ended
	March 31,
	2020	2019
GAAP Results
Revenue	$160.7	$121.0
Increase in revenue year over year	33%	41%
Net Income	$24.1	$10.2
Diluted EPS	$0.50	$0.21

Non-GAAP Results
Adjusted EBITDA	$39.0	$24.7
Adjusted EBITDA Margin	24%	20%
Non-GAAP Net Income	$43.4	$23.1
Non-GAAP Diluted EPS	$0.90	$0.49

First Quarter and Recent Business Highlights Include:

  Continued Omnichannel Spend Growth: Omnichannel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying. Specific channel highlights from Q1 include:
    Total Mobile (in-app, video, and web) spend grew 38% from Q12019 to Q12020
    Mobile Video spend grew 74% from Q12019 to Q12020
    Mobile In-App spend grew 55% from Q12019 to Q12020
    Connected TV spend grew 100% from Q12019 to Q12020
    Audio spend grew 60% from Q12019 to Q12020
  Strong Customer Retention:Customer retention remained over 95% during the quarter, as it has for the previous 5 years.
  Expanding Partnerships in Asia:
    The Trade Desk and TikTok, the leading destination for short-form mobile video, announced a new advertising partnership covering key Asia Pacific markets. The partnership will allow advertisers to directly access premium TikTok inventory across the Asia-Pacific region via The Trade Desk platform. TikTok is the first short-form video platform to integrate its ad offerings with The Trade Desk, making this a unique industry-leading development for brands in the region.
    The Trade Desk and Samba TV, the leading provider of consumer cross screen television insights and analytics, expanded their US partnership to international markets beginning in Australia.
  Revamped The Trade Desk “Edge” Academy learning platform:
    The Trade Desk revamped its industry-leading digital advertising courseware and certification platform, and is making it available free of charge for the first time until the end of 2020. In addition, the learning platform will be open to all users, from advertising industry professionals to those looking to build the required skills to enter the field.

  Industry Awards: The Trade Desk was recently ranked #7 for Best Workplaces™ Asia 2020 for the small/medium company category and was named a Best Workplaces™ in Greater China 2019 by Great Places to Work®. The Trade Desk won for the Best Demand Side Platform at the ClickZ Marketing Technology Awards 2019 and Best Demand-Side Technology in the 2019 AdExchanger Awards. The Trade Desk was also named Best Medium Workplace by Great Place to Work™ and Fortune for the third year in a row.

Financial Guidance:

As a result of the impact of the Covid-19 pandemic on economic activity and advertiser demand, The Trade Desk is not providing financial guidance for revenue or Adjusted EBITDA for the second quarter of 2020. In addition, the Company is withdrawing its outlook for gross spend, revenue and Adjusted EBITDA for the full year 2020.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest income, net, and benefit from income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

First Quarter Financial Results Webcast and Conference Call Details

  When: May 7, 2020 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in the United States, please dial 844-407-9500. For callers outside the United States, please dial 1-862-298-0850. Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 34433). Outside the United States, please dial 1-919-882-2331 (replay code: 34433). The audio replay will be available via telephone until May 14, 2020.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history and the impact of COVID-19 on the Company and its customers and partners, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$160,660	$120,987
Operating expenses (1):
Platform operations	40,208	33,651
Sales and marketing	34,294	22,737
Technology and development	36,794	25,312
General and administrative	38,598	33,617
Total operating expenses	149,894	115,317
Income from operations	10,766	5,670
Total other expense, net	417	333
Income before income taxes	10,349	5,337
Benefit from income taxes	(13,708)	(4,814)
Net income	$24,057	$10,151
Earnings per share:
Basic	$0.53	$0.23
Diluted	$0.50	$0.21
Weighted average shares outstanding:
Basic	45,501	43,906
Diluted	48,313	47,314

(1) Includes stock-based compensation expense as follows:

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Platform operations	$1,462	$1,056
Sales and marketing	5,314	3,227
Technology and development	8,590	4,936
General and administrative	7,599	6,650
Total	$22,965	$15,869

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$325,211	$130,876
Short-term investments, net	120,625	124,112
Accounts receivable, net	947,973	1,166,376
Prepaid expenses and other current assets	48,002	27,857
Total current assets	1,441,811	1,449,221
Property and equipment, net	78,877	64,012
Operating lease assets	200,242	173,449
Deferred income taxes	18,950	18,950
Other assets, non-current	27,324	23,129
Total assets	$1,767,204	$1,728,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$663,410	$868,618
Accrued expenses and other current liabilities	48,437	47,178
Operating lease liabilities	22,527	14,577
Total current liabilities	734,374	930,373
Operating lease liabilities, non-current	204,688	174,873
Debt, net	143,000	—
Other liabilities, non-current	11,108	10,998
Total liabilities	1,093,170	1,116,244

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	417,769	380,079
Accumulated other comprehensive income	158	—
Retained earnings	256,107	232,438
Total stockholders' equity	674,034	612,517
Total liabilities and stockholders' equity	$1,767,204	$1,728,761

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES:
Net income	$24,057	$10,151
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,477	4,456
Stock-based compensation	22,965	15,869
Allowance for credit losses on accounts receivable	1,310	224
Investment credit loss	275	—
Noncash lease expense	7,402	4,421
Other	3,209	379
Changes in operating assets and liabilities:
Accounts receivable	210,552	127,232
Prepaid expenses and other assets	(15,791)	(6,580)
Accounts payable	(205,967)	(138,886)
Accrued expenses and other liabilities	892	(4,489)
Operating lease liabilities	(2,673)	(3,066)
Net cash provided by operating activities	52,708	9,711
INVESTING ACTIVITIES:
Purchases of investments	(35,705)	(73,950)
Maturities of investments	39,180	—
Purchases of property and equipment	(18,310)	(6,085)
Capitalized software development costs	(965)	(1,417)
Net cash used in investing activities	(15,800)	(81,452)
FINANCING ACTIVITIES:
Proceeds from line of credit	143,000	—
Payment of debt financing costs	—	(6)
Proceeds from exercise of stock options	19,320	9,502
Taxes paid related to net settlement of restricted stock awards	(4,893)	(1,146)
Net cash provided by financing activities	157,427	8,350
Increase (decrease) in cash and cash equivalents	194,335	(63,391)
Cash and cash equivalents—Beginning of period	130,876	207,232
Cash and cash equivalents—End of period	$325,211	$143,841

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended
	March 31,
	2020	2019

Net income	$24,057	$10,151
Add back:
Depreciation and amortization	6,477	4,456
Stock-based compensation	22,965	15,869
Interest income, net	(1,092)	(997)
Credit loss expense on available-for-sale securities	275	—
Benefit from income taxes	(13,708)	(4,814)
Adjusted EBITDA	$38,974	$24,665

	Three Months Ended
	March 31,
	2020	2019
GAAP net income	$24,057	$10,151
Add back (deduct):
Stock-based compensation expense	22,965	15,869
Adjustment for income taxes	(3,653)	(2,917)
Non-GAAP net income	$43,369	$23,103

GAAP diluted EPS	$0.50	$0.21
Non-GAAP diluted EPS	$0.90	$0.49

Weighted average shares outstanding—diluted	48,313	47,314

Contacts

Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043